Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Constellation Brands, Inc. of our report dated April 29, 2013 relating to the financial statements of the Piedras Negras Brewery Business, which appears in Constellation Brands, Inc.’s Current Report on Form 8-K filed on April 30, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers, S.C.

/s/ Omar Penna Estrada

Omar Penna Estrada

Audit Partner

Mexico City, Mexico

October 14, 2014